UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 7, 2017

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events.

On July 19th, FutureLand Corp. (FUTL) announced that it is in the process of applying for Medical Marijuana Treatment Center (MMTC) license in the State of Florida. Under the new regulations, enacted on November 8, 2016, Florida will accept new applications for Medical Marijuana Treatment Centers (MMTC) -- entities that acquire, cultivate, possess, process (including development of related products such as food, tinctures, aerosols, oils, or ointments), transfer, transport, sell, distribute, dispense, or administer marijuana, products containing marijuana, related supplies, or educational materials to qualifying patients and caregivers. The legislation paves way for 10 more medical marijuana treatment centers that will open by Oct. 3, 2017. When 100,000 new eligible patients are added to the patient registry, another license for MMTC will become available to apply for. The state will be opening the application period for Medical Marijuana Treatment Center sometime after July 2017 (August most likely).

The Company has had major success in moving the project forward by ascertaining valuable operational and funding partners to begin the application process for the Medical Marijuana Treatment Center (MMTC) license in the State of Florida. We have also hedged our bits by acquiring the current license holders through our funding partners, if in this round, we may not succeed in acquiring the license through an application process. We are in discussion with major funders to help us acquire licenses if that’s what we decide to do. We are very excited in this opportunity and are planning to do all in our power to be part of the Florida’s billion dollar medical marijuana industry.

According to Forbes, Colorado and California may be ground zero for medical marijuana, but Florida could quickly catch up. A new report from New Frontier Data with market data provided by Arcview Market Research projects that Florida's market will grow to $1.6 billion by 2020 at a compound annual growth rate of 140%. That would make it half the size of California's projected $2.6 billion market and top the projected $1.5 billion medical marijuana market for Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: August 7, 2017	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer